Exhibit 10.11

“Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. Such omitted information is indicated by brackets “[***]”) in this exhibit. ***”

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of February 6, 2018 by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (“Landlord”), and 5.11, INC., a California corporation, doing business as 5.11 Tactical (“Tenant”).

R E C I T A L S:

A.    Landlord and Tenant are parties to that certain Lease dated as of November 27, 2016 (the “Original Lease”) whereby Tenant leases from Landlord certain Premises in Landlord’s CIC Manteca Intermodal Park commonly known as 3201 Airport Way, Manteca, California (the “Premises”).

B.    Since the date of the Original Lease, Tenant has elected to self-perform (i) all construction work in connection with the build out of the office area of the Premises (the “Office Improvements”), (ii) the permanent restroom facilities in the warehouse area of the Premises (the “Warehouse Restrooms”) and (iii) Tenant’s conveyor and racking system in the warehouse as well as the electrical and mechanical work to support the conveyor and racking system (the “Conveyor and Racking System”) (collectively referred to herein as the “Additional Tenant Work”). As a result of Tenant’s election to self-perform the Additional Tenant Work, notwithstanding anything set forth in the Original Lease to the contrary, the Additional Tenant Work shall not be included in the Initial Improvements or the Tenant Improvements to be performed by Landlord.

C.    Landlord and Tenant desire to amend the Original Lease to reflect the fact that Tenant is solely responsible for the construction of the Office Improvements, Warehouse Restrooms and Conveyor and Racking System at the Premises and to revise certain other provisions of the Lease accordingly, as more particularly described in, and on the terms and conditions contained in, this Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals which are incorporated in this Amendment as if fully set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Scope and Effect of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Original Lease shall remain in full force and effect. The term “Lease” as used in this Amendment shall refer to the Original Lease as modified by this Amendment. Should any inconsistency arise between this Amendment and the Original Lease as to the specific matters that are the subject of this Amendment, the terms and conditions of this Amendment shall control. All capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings set forth in the Original Lease unless the context clearly requires otherwise.

2.    Amendments to Lease. Effective on the date hereof, the Lease shall be and hereby is amended as follows:

A.    Section 1.1.B (Commencement Date) is revised to provide that the Commencement Date shall be March 6, 2018.

B.    Section 1.1.C (Termination Date) is revised to provide that the Termination Date shall be August 31, 2028.

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C.    Section 1.1.N (Abatement Period) is revised to provide that initial Abatement Period shall run from March 6, 2018 through August 6, 2018.

The initial Abatement Period shall be extended, day for day, for each day after August 6, 2018, that the primary ingress and egress drives into the Park and Project, from the intersections of Roth Road/Spine Road and Airport Way/Tactical Drive, as show on Exhibit A attached hereto, are not completed and open for right and left turns into and out of the Park and Project, as applicable (herein, “Landlord’s Offsite Work”). Unless such usage is expressly prohibited by the City, Landlord’s Offsite Work shall be deemed completed once it is physically possible for Tenant to utilize the intersection turn lanes in order for vehicles (including semi-trailer trucks) to make right and left turns at both intersections. Completion of Landlord’s Offiste Work shall not require the approval or acceptance of the City.

D.   Section 1.1.Q (Early Access Date) is deleted in its entirety and shall have no further force or effect.

E.   Section 1.1.R (Estimated Commencement Date) is deleted in its entirety and shall have no further force or effect.

F.    Section 1.1.X (Initial Improvements) is revised to provide that Initial Improvements consist of the shell building improvements described in Exhibit B of the Lease and set forth in the Final Plans (collectively, the “Landlord’s Work”), and shall not include, and Landlord shall not have any obligation to perform, any of the Tenant’s Work or Additional Tenant Work.

G.   Section 1.1.Y (Lease Year) is revised to provide that the first Lease Year shall run from September 1, 2018 through August 31, 2019, and each subsequent Lease Year shall run from September 1 through the following August 31.

H.   Section 1.1.DD and EE (Stub Period / Stub Period Base Rent) are deleted in their entirety and shall have no further force or effect.

I.     Section 1.1.FF (Substantially Complete, Substantial Completion or Substantial Completion Date) is revised to provide that, without obviating Landlord’s obligation to compete Landlord’s Offsite Work or the Punchlist provisions of Section 4.8, Substantial Completion shall be deemed to have occurred as of February 6, 2018. The parties acknowledge that Landlord will be unable to obtain a certificate of occupancy at the time of substantial completion of Landlord’s Work because the Tenant’s Work, which is not the obligation of the Landlord to perform under the Lease, will not have completed by Tenant. Landlord will assist Tenant in trying to obtain both a temporary certificate of occupancy and a stocking permit from the City for portions of the warehouse, however, the City may, in its discretion, decline to issue a temporary certificate of occupancy and stocking permit until such time as the Warehouse Restrooms and Conveyor and Racking System are completed by Tenant. Tenant has been advised that the City will not issue a final, unconditional certificate of occupancy until such time as Tenant has completed the Office Improvements.

J.    Section 2.2 (Measurement of the Premises) shall be deleted in its entirety. Landlord and Tenant acknowledge and agree that Landlord has provided the Architect’s determination that the ground floor area of the Building, calculated in accordance with BOMA Industrial Standard, ANSI/BOMA Z65.2-2012 Method A, is 404,744 square feet and such square footage shall not be subject to re-measurement by either Landlord or Tenant.

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K.    Section 4.3 (Completion of Initial Improvements) is deleted in its entirety and shall have no further force or effect.

L.    Section 4.4 (Landlord’s Failure to Deliver) is deleted in its entirety and shall have no further force or effect.

M.   Section 4.7 (Early Access) is revised as follows:

(i)    The parties acknowledge and agree that Tenant was provided Early Access on the Early Access Date, as adjusted for Force Majeure and Tenant Delays.

(ii)    The definition of “Tenant’s Work” is amended to include the Additional Tenant Work.

N.    Section 4.8 (Punchlist) is revised to provide that the Punchlist shall be limited to a list containing portions of the Initial Improvements (as such definition has been amended by Section 2.F of this Amendment) that remain incomplete.

O.    Section 4.11 (Tenant Allowance) is revised to amend the definition of “Tenant Improvements” to exclude all of the Tenant’s Work and the Additional Tenant Work.

P.     Section 4.12 (Lathrop Lease) is revised to delete the second paragraph thereof in its entirety.

Q.    Section 5.1 (Rent) is revised to delete the second sentence of the second paragraph thereof in its entirety and add the following provision in lieu thereof: “Base Rent for the period commencing on the Commencement Date and ending on the last day of the twelfth (12) full calendar month thereafter shall be $[***] and shall be payable in equal monthly installments in the amount of $[***]. Base Rent for any partial calendar month after the expiration of the Abatement Period shall be prorated and shall be due and payable upon expiration of the Abatement Period. For example, if the Abatement Period expires on August 6, 2018, August Base Rent, in the amount of $[***] (i.e., $[***]) shall be due and payable on August 7, 2018.”

3.    Tenant’s Early Possession of Premises. Landlord has delivered exclusive possession of the Premises to Tenant, and has turned Project security over to Tenant, as the Substantial Completion Date of February 6, 2018. Tenant shall have possession of the Premises for the period commencing on the Substantial Completion Date and ending on the Commencement Date (the “Early Possession Period”). Tenant shall not be obligated to pay Base Rent or Additional Rent under the Lease during the Early Possession Period, but Tenant’s Early Possession of the Premises during the Early Possession Period shall be subject to all other terms and conditions of the Lease during the Early Possession Period.

4.    No Other Modification. The Original Lease is only modified as set forth in this Amendment and in all other respects remains unchanged.

5.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.    Severability. The parties hereto intend and believe that each provision in this Amendment comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Amendment is found by a court of law to be in violation of any applicable ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should

3	Manteca, CA

declare such provision to be illegal, void or unenforceable as written, then such provision shall be given force to the fullest possible extent that the same is legal, valid and enforceable and the remainder of this Amendment shall be construed as if such provision was not contained therein.

7.    Incorporation of Amendment; Entire Agreement. Landlord and Tenant hereby agree that this Amendment is incorporated into and made a part of the Original Lease. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth in this Amendment. There have been no additional oral or written representations or agreements between Landlord and Tenant affecting the Original Lease or this Amendment not contained in the Original Lease or this Amendment. Neither this Amendment nor the Original Lease can be amended or modified except by a written instrument executed by Landlord and Tenant.

8.    No Third Party Beneficiaries. This Amendment shall inure to the sole benefit of Landlord and Tenant. Nothing contained in this Amendment shall create, or be construed to create, any right in any person not a party to this Amendment.

9.    Legal Review. Each party agrees and represents to the other party that it has had the opportunity to obtain counsel of its own choice to represent it in the negotiation, drafting, interpretation and execution of this Amendment, whether or not either or both have elected to avail themselves of such opportunity.

10.    Time of the Essence. Time is of the essence with respect to all provisions of the Lease.

11.    Authority. Landlord and Tenant each represents and warrants to the other party that: (i) it has the full right, power, legal capacity and authority to execute, deliver and perform this Amendment on behalf of Landlord and Tenant, as the case may be; (ii) all consents required as a condition to the executing party’s authority to execute, deliver and perform this Amendment have been obtained; and (iii) this Amendment and all documents to be executed pursuant hereto by it are and shall be binding upon and enforceable against it in accordance with their respective terms.

12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one document.

13.    Electronic Signatures. Handwritten signatures to this Amendment transmitted by telecopy or electronic transmission (for example, through the use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the parties so signing. It is expressly agreed that each party to this Amendment shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopy or electronically transmitted handwritten signature of the other party to this Amendment. The parties hereto agree that the use of telecopied or electronic signatures for the execution of this Amendment shall be legal and binding and shall have the same full force and effect as if originally signed.

[SIGNATURES ON FOLLOWING PAGE(S)]

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[SIGNATURE PAGE TO FIRST AMENDMENT TO LEASE.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to Lease to be executed as of the day and year first above written.

LANDLORD:	CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust

	By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Chief Development Officer

	By:	/s/ Michael A. Tortorici
	Name:	Michael A. Tortorici
	Title:	SVP/Treasurer

TENANT:	5.11, INC., a California corporation

	By:	/s/ David Unter
	Name:	David Unter
	Title:.	CFO

	By:	/s/ John F. Wicks
	Name:	John F. Wicks
	Title:	Secretary

Signature Page	Manteca, CA

EXHIBIT A

Depiction of Landlord’s Offsite Work

[Attached as the immediately following page.]

Manteca, CA

EXHIBIT A

CROTHALL
ROTH ROAD
LOVELACE ROAD
AIRPORT WAY
DETENTION LOT 3.52 ACRES
FUTURE PAD SOUTH
FUTURE PAD NORTH
PROPOSED DETENTION BASIN 29.34 ACRES
POTENTIAL FUTURE BUILDING
FUTURE PAD NORTH
Location of Two (2) Intersections, where Right In/ Right Out as well as Left in / Left Out will be delivered prior to August 6th, 2018.

ACREAGE TABLE

EXISTING	
CROTHALL	5.19 ACRES
CONSTRUCTED INFRASTRUCTURE	9.80 ACRES
PROPOSED APPROVAL	
LAURIE PHASE I	31.86 ACRES
PROJECT GAMMA (5.11)	24.75 ACRES
PROPOSED INFRASTRUCTURE	29.34 ACRES
REMAINING	
LAURIE PHASE II EXPANSION	31.42 ACRES
FUTURE DEVELOPABLE PADS NORTH	29.35 ACRES
FUTURE DEVELOPABLE PADS SOUTH	26.15 ACRES
REMAINING INFRASTRUCTURE	11.53 ACRES
SUBTOTAL	199.39 ACRES
OFFSITE DEDUCTIONS	11.26 ACRES
TOTAL OWNED	188.13 ACRES

SITE PLAN: 0 175 350 700 FEET

PLAN NORTH

MASTER PLAN (INFRASTRUCTURE)

CENTERPOINT INTERMODAL CENTER - MANTECA, CALIFORNIA

SEPTEMBER 29, 2016 #13104

CenterPoint Properties

©CORNERSTONE ARCHITECTS LTD. 2016

Cornerstone Architects Ltd.